Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Stephen G. Hoffmann and Jonathan J. Wick certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Canyon Bancorp.

2. The Form 10-QSB of Canyon Bancorp for the Quarter Ended September 30, 2006 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Canyon Bancorp.

Date: November 13, 2006	/s/ Stephen G. Hoffmann
Stephen G. Hoffmann
President and Chief Executive Officer

Date: November 13, 2006	/s/ Jonathan J. Wick
Jonathan J. Wick
Executive Vice President, Chief Operating Officer
and Chief Financial Officer